Exhibit 1.1

Sappi Limited

Announcement

21 December 2010

Sappi Limited
Reg No 1936/008963/06
(Incorporated in the Republic of South Africa)
JSE Code SAP
ISIN code ZAE 000006284
NYSE code SPP
(“Sappi” or “the Company”)

VESTING OF CONDITIONAL SHARE AWARDS GRANTED TO DIRECTORS OF
LISTED COMPANY

In terms of paragraph 3.63 of the Listings Requirements of the JSE Limited, we hereby provide the following information regarding the vesting of conditional share awards granted by Sappi to the undermentioned directors of the Company and its major subsidiary companies:

31 May 2007 and 15 December 2008 conditional share awards vesting

Nature of transaction	:	Vesting of grants of conditional share awards in terms of the Sappi Limited Performance Share Incentive Plan.
Date of transaction	:	20 December 2010 (date participants informed of vesting)
Number of conditional Share awards granted	:	Various, see table below
Date of share awards	:
31 May 2007 and 15 December 2008 (6 additional grants for every 5 existing grants at R20,27 to take cognisance of Sappi Limited rights offer).   Applicable to 4 year period 1 October 2006 to 30 September 2010

Vesting period	:	4 years from date of grant
Percentage of grants vested	:	50%, see table below
Class of security	:	Ordinary shares
Extent of interest	:	Direct beneficial

Director’s Name	:	M Gardner
Company	:	Sappi Fine Paper North America of which he is a director

	Conditional share award		Rights issue on share award
Share awards granted	13,000	shares	15,600	shares
Share awards vesting	6,500	shares	7,800	shares
Share awards lapsed	(6,500)	shares	(7,800)	shares
Payment for original conditional share award	nil		-
Payment in shares in settlement of rights issue shares at R20.27 per rights issue share.	-		(4,678)	shares at R33.80 per share
Number of shares to participant	6,500	shares	3,122	shares

Total number of shares to participant = 9,622 shares

Director’s Name	:	S G Manchester
Company	:	Sappi Fine Paper North America of which she is a director

	Conditional share award		Rights issue on share award
Share awards granted	15,000	shares	18,000	shares
Share awards vesting	7,500	shares	9,000	shares
Share awards lapsed	(7,500)	shares	(9,000)	shares
Payment for original conditional share award	nil		-
Payment in shares in settlement of rights issue shares at R20.27 per rights issue share.	-		(5,397)	shares at R33.80 per share
Number of shares to participant	7,500	shares	3,603	shares

Total number of shares to participant = 11,103 shares

Director’s Name	:	J Miller
Company	:	Sappi Fine Paper North America of which she is a director

	Conditional share award		Rights issue on share award
Share awards granted	8,000	shares	9,600	shares
Share awards vesting	4,000	shares	4,800	shares
Share awards lapsed	(4,000)	shares	(4,800)	shares
Payment for original conditional share award	nil		-
Payment in shares in settlement of rights issue shares at R20.27 per rights issue share.	-		(2,879)	shares at R33.80 per share
Number of shares to participant	4,000	shares	1,921	shares

Total number of shares to participant = 5,921 shares

10 September 2007 and 15 December 2008 conditional share awards

Nature of transaction	:	Vesting of grants of conditional share awards in terms of the Sappi Limited Performance Share Incentive Plan.
Date of transaction	:	20 December 2010 (date participants informed of vesting)
Number of conditional Share awards granted	:	See table below
Date of share awards	:
19 September 2007 and 15 December 2008 (6 additional grants for every 5 existing grants at R20,27 to take cognisance of Sappi Limited rights offer).   Applicable to 4 year period 1 October 2006 to 30 September 2010

Vesting period	:	4 years from date of grant
Percentage of grants vested	:	50%, see table below
Class of security	:	Ordinary shares
Extent of interest	:	Direct beneficial

Director’s Name	:	M Gardner
Company	:	Sappi Fine Paper North America of which he is a director

	Conditional share award		Rights issue on share award
Share awards granted	25,000	shares	30,000	shares
Share awards vesting	12,500	shares	15,000	shares
Share awards lapsed	(12,500)	shares	(15,000)	shares
Payment for original conditional share award	nil		-
Payment in shares in settlement of rights issue shares at R20.27 per rights issue share.	-		(8,996)	shares at R33.80 per share
Number of shares to participant	12,500	shares	6,004	shares

Total number of shares to participant = 18,504 shares